China Yingxia International, Inc.
Third Quarter 2007 Earnings
November 26, 2007

Operator:                                                    Ladies and gentlemen, thank you for standing by.  Welcome to the China Yingxia International, Incorporated Third Quarter 2007 Earnings Conference Call.  At this time, all participants are in a listen-only mode.  Later, we will conduct a question and answer session and instructions will be provided at that time.  Should you require operator assistance, please press the star followed by the zero.  As a reminder, today’s conference is being recorded, Monday, November 26, 2007.

                                                                      At this time, I would like to turn the conference over to Mr. Joe Levinson.  Please go ahead, sir.

Joe Levinson:                                             Good morning, everyone.  Welcome to our Third Quarter 2007 Earnings Conference Call.  This is Joe Levinson of Investor Relations.  I am joined this morning by Ms. Yingxia Jiao, Chairman and Chief Executive Officer of Yingxia.

      Before we begin, I need to inform you this morning’s discussion contains forward-looking statements that involve known and unknown risks, uncertainties, or other factors not under the company’s control.  Those risks may cause actual results, performance, or achievements of the company to be materially different from the results, performance, or other expectations implied by these forward-looking statements.  These factors include, but are not limited to, those details in the company’s periodic filings with Securities and Exchange Commission.

      Now, with regard to our recent results.  Net sales for the third quarter ended September 30th, 2007 totalled 3.51 million, an increase of 89% compared to 1.85 million for the third quarter of 2006.  Cost of sales for the second quarter of 2007 was 0.9 million, yielding a gross profit of 2.61 million and a gross profit margin of 74%.  Compared to the second quarter of 2006, cost of sales totalled 0.91 million and gross profit totalled 0.93 million, yielding a gross profit of 50%.  Net income before taxes for the three months ended September 30th, 2007 increased 131% to 1.71 million, compared to 0.74 million for the three months ended September 30th, 2006.

      On the balance sheet, total assets for the third quarter of 2007 totalled 36.6 million, with reported total liabilities of 2.4 million.  Due to the seasonality associated with our cactus products, our sales for the third quarter are lower than our second quarter sales, so that’s why you see the quarter-to-quarter dip for this year in total sales from the second to the third quarter.

                                                                      In terms of year-over-year product breakdown, you can see a clear trend.  The company is deepening and broadening its products, and last year’s nine months through September 30, you see cactus making up 49% of total revenue.  This year’s nine months, you see cactus making up 43%.  In terms of year-over-year margin, we see a healthy improvement in virtually all categories.  Gross margins in our natural food products, such as millet, went from 51% in the third quarter of last year to 58% in the third quarter of this year.  As the company introduced non-, new, non-cactus health supplements, margin net category increased as well.

      With regard to guidance, we mentioned at the Roth conference, I know a lot of you attended in September, and we did file an ATA (sp?).  We mentioned guidance there of 22 million for 2008 top line, and net income for 2008 of 9 to 10 million.  That guidance remains in place.

      Additionally, I know a lot of you are pipe (sp?) investors on this call, so you’ll be very interested to know what’s going on with the registration statement.  We have received SEC comments and we are working hard with our lawyers and outside accountants to resolve them as quickly as possible.  We believe it is very important for our company that our pipe investors get their shares registered as swiftly as possible.

      Now, I’m going to turn it over to Ms. Jiao.  I will do the translation.  (Chinese language.)

Yingxia Jiao:	(Chinese language.)

Joe Levinson:	(Chinese language.)

Yingxia Jiao:	(Chinese language.)

Joe Levinson:	Hello everyone, and thank you for taking the time to listen to the conference call.

Yingxia Jiao:	Chinese language.)

Joe Levinson:	I would like to take this opportunity to directly address some activities in the third quarter.

Yingxia Jiao:	(Chinese language.)

Joe Levinson:	(Chinese language.)

Yingxia Jiao:	(Chinese language.)

Joe Levinson:                                             First, I want everyone to understand the following.  We consider ourselves very different than most other companies.  We have a different culture and a very different perspective, especially in regard to timing.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             What that means is, we have a very different perspective.  We are thinking of what is long term, not what is, what works quarter-to-quarter or even year-to-year, but we’re talking in, over a course of many years.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             In connection with this, you should know something very important.  You should know the following.

      There has been a serious drought in northeast China this season.  The farmers there are suffering very badly.  They’re having severe trouble growing their crops.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                            Okay.  This has, this drought has presented a major problem for us because, as those of you know what our business model will know, we depend on many of these farmers to supply our company with the highest quality of farm products.  Without these farm products, our company would not be able to bring our products to market, and especially at the quality that our customers have come to expect.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             So, we saw this problem and we felt strongly we had to act.  For me, this is not just a matter of doing the right thing for my business, but it was a matter of doing the right thing, period.  So, I made a management decision to allocate money to the peasants.  I did this so that the farmers could buy seeds, fertilizer, so that I could aid the farmers.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                            While I believe these decisions were undoubtedly, undoubtedly in the long-term interests of the company, we realize some investors may have concerns when they see these expenditures on farmers.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             So, when you look at our balance sheet for the quarter, you’re going to see US6.6 million in advances to affiliates, and let me just explain why that is there.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             In China, farmers are a very, very sensitive issue for the government.  Those of you who know some modern Chinese history will appreciate that Chinese society basically lives and dies according to the moods of the Chinese peasants, so the government is therefore very sensitive about dealing with peasants.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             Accordingly, access to business dealings with peasants is tightly restricted to domestic companies.  The Chinese government does not want foreigners stirring up perceived trouble with Chinese peasants.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                            You can then appreciate that this situation presents something of an obstacle for our company, as a now publicly listed US company in the US.  So, the way we deal with it is to transfer money to a wholly domestic company and let this domestic company deal with the farmers who supply us with the farm products.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             As it happens, the domestic Chinese company we had used as a vehicle happens to be owned by my younger sister.  When I made this transaction, I was not aware of the acute sensitivity in connection with this.  I was later informed that this was considered an advance to affiliates, so that’s why you see the 6.6 million on the balance sheet for the quarter.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                            At our company headquarters in Harbin, China, nobody in our accounting department or any other department informed me about this issue, but I now understand.  Going forward, I will make sure that we pay extremely close attention to this issue.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             Additionally, I promise to engage a consultant who is experienced in US accounting rules who will advise me on these issues on an ongoing basis, and I promise to try as hard as I can to learn the, to learn more about the ways of US public companies.  You have to understand that we are a young public company, but we are trying our best and we will try even harder going forward.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             You probably know that we have established a brand in China that consumers will, that do associate with quality.  When they buy our products, that is what they have come to expect, and that is what we work hard to deliver every day.  And I mean every day.  In the same way, we want our US investors to regard us in the same way.  We want you to think of us as a quality company that works hard to at least meet, and hopefully exceed, your expectation.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             This company is my life.  This company is a culmination of my life’s work.  It is my life.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             We are a young company from a small town in northeast China.  We will do our best, and make no mistake about it, we will learn from our mistakes.  (Chinese language.)

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             Also, we are aware that, especially recently, many Chinese products have received particularly bad press, especially food and drug products.  I strongly believe that our never-ending focus on quality, especially as illustrated in keeping good relationships with our farmers, will eventually win the day.  This is one major advantage we have over other companies, particularly Chinese companies.  It is all about quality.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             I also want to especially mention that for our diabetes rice, we have already had one of our major investors tell us that he bought, he brought samples of the rice to the US after visiting us and gave it to four different of his friends who were all diabetics.  This investor told us that every single friend told him that the rice was effective.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             Research in China indicates that the rice helps control the blood sugar levels of diabetics.  There is no similar product in the US.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                            If any investor is a diabetic or has family or friends who are diabetics, please contact Joe Levinson—that would be me—for a sample of the diabetics, for this diabetes rice.  He will specially arrange—that is me, I’m in China right now—to bring some of the product back to the US for people to try.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             And also, we want to mention we are seeing a very favorable market reaction to the company’s soybean yogurt and the new Tibetan (sp?) supplements.  (Chinese language.)

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             Okay, well, that’s the end of the, of this part of the conference, and we can open up to questions.

      Matt, are you there?

Operator:                                                    Yes sir, thank you.  Ladies and gentlemen, if you wish to ask a question, please press star, one on your telephone at this time.  If your question has been answered and you would like to remove yourself from the queue, please press the star followed by the two.  There’ll be three-tone prompt acknowledging your selection and your questions will be taken in the order that they are received.  If you are using speakerphone, we ask that you lift the handset before pressing the buttons.  One moment, please, for our first question.

And our first question comes from Jim Fuld with the Fuld Corporation. Please go ahead.

Jim Fuld:	Hello, Joe. Good morning or good evening, depending where you are.

Joe Levinson:	I’m in China, so it’ll be good evening. Thank you, Jim.

Jim Fuld:	I appreciated the sincerity and integrity of the comments, if you would express that, please.

Joe Levinson:	(Chinese language.) Okay. Go ahead, Jim.

Jim Fuld:	I did have one question. With respect to the drought, this relates to cactus. Does it relate to other products, like ginseng and other farm products?

Joe Levinson:                                             I believe it relates to all, but I’ll ask Ms. Jiao.  (Chinese language.)

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                            It actually, being cactus, actually, the effect is not really on cactus because cactus, as everybody knows, is sort of drought-resistant by nature.  What it does impact is the products that we’re really looking to ramp up, such as the soybean yogurt, the soybeans, and the millet flours—those products, those natural food products.

Jim Fuld:                                                     Could you ask about ginseng, if it would affect that?

Joe Levinson:                                             (Chinese language.)

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             No, it does not.

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             No.

Jim Fuld:                                                     Thank you.

Joe Levinson:                                             It’s more the natural food products, Jim.

Jim Fuld:                                                     Mm-hmm.

Operator:                                                   Thank you, sir.  Once again, ladies and gentlemen, if there are any additional questions, please press the star followed by the one at this time.  And if you are using speakerphone, please lift the handset before pressing the buttons.

      The next question comes from Jeff Miller with JMG Capital.  Please go ahead.

Jeff Miller:                                                 Hi, I just wanted to have you walk through, I guess, the balance sheet in terms of what was lent out to the farmers.  The advance to affiliates is 6.6 million, advance to suppliers and loans-related parties—can we get some additional color on those?

Joe Levinson:                                             Sure.  (Chinese language.)

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             The money that she’s lending out to the peasants is really the advance to affiliates.  The advances to suppliers is something different.  The advances to suppliers would be more to suppliers of fertilizer, equipment, but not, that would not be directly to the peasants.  It’s really advances to affiliates that’s being used as a vehicle through her sister’s company to give it out to the peasants directly.

Jeff Miller:                                                 Okay.  And what about the loans to related party, the 1.4 million there?

Joe Levinson:                                             The loans to related party is more of a legacy issue, and if you paid attention to our balance sheet in the last few quarters, you’ll notice that the debt figure used to be a lot higher, and in fact, as part of the pipe (sp?), you know, she has to repay, she has to repay that, so that’s actually a separate issue.  The loans to related party is not related to the peasants, that’s more of a loan to related party as you would normally expect a loan to related party to be.

Jeff Miller:                                                 Okay.  Thank you very much.

Joe Levinson:                                             Thanks, Jeff.

Operator:                                                    Thank you, sir.  The next question comes from Mickey Straus with Straus Asset Management.  Please go ahead.

Joe Levinson:                                             Hi, Mickey.

Mickey Straus:                                          Hi, how are you, Joe?  Two questions.  One, I noticed that you are quite shy of the number of distributors you had hoped to have at year-end.  Do you still expect to have a thousand by year-end?

Joe Levinson:                                             Oh.  No, we’re not shy at all.  Actually, let me—I was just speaking to Ms. Jiao about that before the call.  We do fully expect to have over, at least, a thousand by year-end.  We currently have 850 as of today’s date.  (Chinese language.)

Yingxia Jiao:                                              (Chinese language.)

Joe Levinson:                                             Yeah, she confirmed that.

Mickey Straus:                                          Okay.  And second, on this loan to affiliate…

Joe Levinson:                                             Advance to affiliate.

Mickey Straus:	Advance to affiliate, is this going to be an expensed item or do you, hoping to receive that $6 million back, and if so, over what time period?

Joe Levinson:
Yeah, we expect to receive it back in March when the crops are harvested in the springtime.  It’ll be around March or April, we expect the peasants will repay the money.  At that time, Ms. Jiao is going to use the money for building up the plant facilities to produce soybean yogurt and all the other good products.  It really, that’s really what the money, you know, what she was intending to use it for all along.  It’s just that this drought intervened and she felt she had to act, but which she does it expect it again to be repaid in March or April, at which time she will use it to build the facilities, strengthen facilities.

Mickey Straus:	And, in terms of your guidance, I think I heard you say you have not changed your guidance.

Joe Levinson:	That’s correct.

Mickey Straus:	Despite this drought, how will you make up the expected sales that you had hoped to receive from these new products?

Joe Levinson:	You’re saying our guidance with respect to 2008 or with respect to…

Mickey Straus:	2007. I’m interpreting that the fourth quarter is going to be difficult because of the drought. Ah, but maybe it’s a first quarter phenomenon (inaudible).

Joe Levinson:
I don’t, let me, I don’t think the drought is going to affect the fourth quarter.  Again, she was, it’s more going to affect the harvest that’s going to occur in the spring.  That’s why she spent a bit of time talking about long-term interest.  It’s not something she did to make sure the fourth quarter’s okay or something.  She did it to make sure that we’re okay for next year and going forward.  But I can confirm that with her.  (Chinese language.)

Yingxia Jiao:	(Chinese language.)

Joe Levinson:
She just, Ms. Jiao just confirmed, this is not a fourth quarter thing, it’s more of a, it’s more for the harvest for next year.  So, it could potentially, if she didn’t intervene, affect the harvest next year.  But it’s not going to, fourth quarter, full year guidance for 2007 still remains in place.

Mickey Straus:	And remind me what that guidance is, Joe. And then, do you, have you given guidance for ’08 as well?

Joe Levinson:
Yeah.  As I mentioned, the guidance we gave out at Roth was 22 million top line, and 9 to 10 million on the bottom line.  And, for 2007, that remains in place.  I guess that we are reiterating that.  And the guidance for the 2007, we just reviewed that a couple of hours ago and I will pull that up.  That is, 15 million top line and 6 million bottom line.  And you can see we’re at a top line right now of 10.7 million…

Mickey Straus:	10.4.

Joe Levinson:	10.4 million, right, for the…and Ms. Jiao feels very comfortable we’ll be able to meet both top line and bottom line. So that’s, the drought will not have an effect for the fourth quarter.

Mickey Straus:	Okay, great. Thank you.

Joe Levinson:	Thank you. Thank you, Mickey.

Operator:	Thank you, sir. Once again, ladies and gentlemen, if there are any additional questions, please press star, one at this time. One moment, please.

And there appear to be no further questions. Please continue with any additional comments.

Joe Levinson:	Okay. (Chinese language.)

Yingxia Jiao:	(Chinese language.)

Joe Levinson:	(Chinese language.)

Yingxia Jiao:	(Chinese language.)

Joe Levinson:	Okay. Ms. Jiao thanks everybody for your support on, for investing in Yingxia and we expect the company to introduce new products and deliver returns to shareholders, and thank you, everybody.

Matt, I think we can end the…

Operator:	Thank you, sir. Ladies and gentlemen, that does conclude our conference call for today. Thank you all for participating. You may now disconnect.